EXHIBIT 10.1

APPALACHIAN BANCSHARES, INC.

2007 EQUITY INCENTIVE PLAN

(As Amended)

1. Objectives. The Appalachian Bancshares, Inc. (the “Company”) 2007 Equity Incentive Plan (the “Plan”) is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions.

(a) “Award” means an Option, share of Restricted Stock, Restricted Stock Unit or SAR (stock appreciation right) awarded to a Participant, pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement” means the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board” means the Board of Directors of Appalachian Bancshares, Inc.

(d) “Cause” means, with respect to termination of a Participant’s employment or service (including status as a non-employee director), the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

(i) In the case where there is no employment, change in control, or similar, agreement in effect between the Participant and the Company or any subsidiary, at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “cause” (or similar words), or where a “cause” termination would not be permitted under such agreement at that time, because other conditions were not satisfied, the termination of employment or service due to the (a) willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant’s disability), (b) the Participant’s dishonesty or theft, (c) the Participant’s violation of any obligations or duties under any employment agreement or arrangement, (d) the Participant’s gross negligence or willful misconduct, or (e) the Participant’s suspension or termination due to the direction of any authorized bank regulatory agency that the Participant be relieved of his or her duties and responsibilities to the Company or any subsidiary.

(ii) In the case where there is an employment, change in control, or similar agreement, in effect between the Participant and the Company or any subsidiary, at the time of the grant of the Award, that defines “cause” (or similar words) and a “cause” termination would be permitted under such agreement at that time, the termination of employment or service arrangement that is, or would be, deemed to be for “cause” (or similar words), as defined in such agreement.

(iii) In the case of a non-employee director, the removal of the non-employee director pursuant to a vote of the shareholders of the Company or the removal of the non-employee director pursuant to a direction received from any authorized bank regulatory agency.

No act or failure to act on a Participant’s part shall be considered willful, unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

(e) “Change in Control” means the occurrence of any one or more of the following events:

(i) The Company is merged or consolidated or reorganized into or with another corporation or other legal entity or person (an “Acquiror”) and, as a result of such merger, consolidation or reorganization, less than 50% of the outstanding voting securities, or other capital interests, of the surviving, resulting or acquiring corporation or other legal person are owned, in the aggregate, by persons who were shareholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal entity or person controlling, controlled by or under common control with the Acquiror;

(ii) The Company sells all or substantially all of its business and/ or assets to an Acquiror, of which less than 50% of the outstanding voting securities, or other capital interests, are owned, in the aggregate, by persons who were shareholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal entity or person controlling, controlled by or under common control with the Acquiror;

(iii) Any person or group [as the terms “person” and “group” are used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder] other than the Company or its wholly-owned subsidiaries, has become the Beneficial Owner (as defined in the Exchange Act) of more than 25% of the issued and outstanding shares of voting securities of Company, other than (a) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any subsidiary or (b) a corporation or other legal entity owned directly or indirectly by the shareholders of the Company, in substantially the same proportion as their ownership of stock in the Company;

(iv) Individuals who are members of the Incumbent Board cease to constitute a majority of the Board. For this purpose, “Incumbent Board” means (a) the members of the Board of Directors of the Company for the previous two consecutive years and (b) any individual who becomes a member of the Board, if such individual’s election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board; or

(v) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under paragraphs (i), (ii), (iii), (iv) and (v) above.

(f) “Common Stock” or “stock” means the authorized and issued, or unissued, $0.01 par-value common stock of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means a committee of the Board composed of two or more independent directors. The Committee shall be the Corporate Governance and Executive Compensation Committee of the Board, unless the Board designates a different qualifying Committee. Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act, as amended, by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended, and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.

(i) “Company” means Appalachian Bancshares, Inc., and any and all successors to it.

(j) “Disability” means the disability of a Participant, as contemplated under the provisions of Section 12(c) of the Plan.

(k) “Fair Market Value” means, as of the indicated date, the closing sale price of Common Stock as reported on the NASDAQ Global Market, or on such other exchange or system on which the Common Stock is then traded and reported. If no sales of Common Stock were reported on that date, “Fair Market Value” shall mean the closing sale price of Common Stock, as reported for the most recent preceding day on which sales of Common Stock were reported, or, failing any such sales, or if the Common Stock is not then listed or traded on exchange or other system, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(l) “Incentive Stock Option” means an option to purchase shares of Common Stock, which complies with the provisions of Section 422 of the Code.

(m) “Nonstatutory Stock Option” means an option to purchase shares of Common Stock, which does not comply with the provisions of Section 422 of the Code or which is designated as such, pursuant to Section 7 of the Plan.

(n) “Option” means (1) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted by the Committee, pursuant to Section 7 hereof and (2) with respect to any non-employee, a Nonstatutory Stock Option granted by the Committee, pursuant to Section 7 hereof.

(o) “Participant” means a current, prospective or former employee of the Company, or a subsidiary (including any executive officer or employee director of the Company or a subsidiary) and any non-employee director, consultant, or other person, who provides services to the Company, or a subsidiary, to whom an Award has been made under the Plan.

(p) “Plan” means the Appalachian Bancshares, Inc. 2007 Equity Incentive Plan.

(q) “Restricted Stock” means shares of Common Stock granted to a Participant by the Committee, pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.

(r) “Restricted Stock Unit” means a right to receive one share of Common Stock granted to a Participant, pursuant to Section 7, hereof, subject to the restrictions set forth in the Award Agreement.

(s) “SAR” means a stock appreciation right, with respect to one share of Common Stock, granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.

(t) “Retirement” means the termination of a Participant’s employment or service, on or after age 62, or as otherwise provided in the policies or agreements of the Company or its subsidiaries.

(u) “Subsidiary” means any corporation or other legal entity (collectively, “legal entities”), in an unbroken chain of legal entities, beginning with the Company, if each of such legal entities (other than the last legal entity in the unbroken chain) owns stock, or other voting interest, possessing more than fifty percent (50%) of the total, combined voting power of all classes of voting interest in one of the other legal entities in the chain.

3. Eligibility. Current and prospective employees of the Company and its subsidiaries (including any executive officer or employee director of the Company or a subsidiary), and the non-employee directors, consultants, or other persons, who provide services to the Company or a subsidiary, are eligible for an Award under the Plan, it being anticipated that Awards will be granted to those persons who hold, or will hold, positions of responsibility, or whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company or its subsidiaries.

4. Common Stock Available for Awards.

(a) Number of Shares. Subject to the provisions of Section 14 of the Plan, the maximum number of Shares that the Company may issue, for all Awards, including all Awards of Incentive Stock Options, is 300,000 shares of Common Stock. For all Awards, the shares of Common Stock issued, upon grant or exercise, pursuant to the Plan may be authorized-but-unissued shares, or shares that the Company has reacquired or otherwise holds in treasury.

(b) Determination of Available Shares. For purposes of determining the maximum number of shares of Common Stock available at any time for Awards and for issuance under the Plan, (1) any shares covered by existing Options or which have been issued as Restricted Stock, or which are covered by existing Restricted Stock Units or SARs, which Options, shares, Restricted Stock Units or SARs are forfeited by a Participant, shall be treated, following such forfeiture, as shares which have not been awarded or issued under the Plan; (2) upon the exercise of a SAR granted under the Plan, the full number of SARs granted by the Award shall be treated as shares of Common Stock previously issued (and not forfeited) under the Plan, notwithstanding that a lesser amount of shares of Common Stock, or cash representing shares of Common Stock, may have been actually issued or paid upon such exercise; and (3) shares of Common Stock withheld to satisfy taxes and shares of Common Stock used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder.

(c) Securities Law Filings. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons shall be Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan, as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate, to the chief executive officer and to other senior officers of the Company, its duties under the Plan, pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

7. Awards. The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award, including any vesting requirements. In all events, upon the occurrence of a Change in Control, all Awards will become fully vested and immediately exercisable, and all restrictions thereon shall lapse. The type of Awards available under the Plan are those listed in this Section 7.

(a) Options. Options awarded under the Plan shall have the following characteristics:

(i) An Option, shall include the right to purchase a specified number of shares of Common Stock, the purchase price of which shall not be less than 100% of the Fair Market Value on the date of grant and shall be established by the Committee in the Award Agreement on the date of grant.

(ii) In addition, the Committee may not reduce the purchase price for Common Stock, pursuant to the Award of an Option, after the date of grant, except in accordance with adjustments pursuant to Section 14 hereof.

(iii) Further, an Option may not be exercisable for a period in excess of ten years.

(iv) An Option, shall be subject to the applicable terms, conditions and limitations set forth by the Committee in the Award Agreement and shall be designated by the Committee in the Award Agreement as, either, a Nonstatutory Stock Option, for any Participant, or as an Incentive Stock Option, for Participants who are current employees of the Company, or any of its subsidiaries.

(v) An Incentive Stock Option shall comply with the applicable provisions of Section 422 of the Code, which, among other limitations, provides, and it being hereby, also, provided, that (a) the aggregate Fair Market Value (determined at the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, (b) Incentive Stock Options, in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code, shall be priced at not less than 110% of the Fair Market Value on the date of the grant and (c) Incentive Stock Options, in the case of a Participant who is a 10% shareholder of the Company from the date of the Award, shall be exercisable for a period of not more than five years.

(b) Restricted Stock or Restricted Stock Unit Awards. An Award of shares of Common Stock or, in the case of a Restricted Stock Unit (which shall constitute a bookkeeping entry on the books and records of the Company) an Award which provides a Participant with the right to acquire a share of Common Stock in the future, may be granted by the Committee, for some or no monetary consideration and, further, may contain such transferability, vesting or forfeiture provisions, including a requirement of future services, and including such other restrictions and conditions, all as shall comply with Section 409A of the Code, and may be established by the Committee and set forth in the Award Agreement.

(c) SARs. The Committee may grant to a Participant a “SAR”, which is the right to receive, upon the exercise of the Award, the difference between the Fair Market Value of a share of Common stock on the date of exercise, and the “Grant Value” of the SAR. The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement. The Committee may not reduce the Grant Value after the date of grant, without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 14 hereof. The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided , however , that any fractional share shall be paid in cash. Notwithstanding the foregoing, the Company, as determined in the sole discretion of the Committee, shall be entitled to elect to settle its obligation arising out of the exercise of a SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which proportions shall have an aggregate value equal to the Spread. The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which a SAR may be exercisable shall not exceed ten years.

8. Exercise of Awards. Except as may be provided under Section 9 below, the price at which shares of Common Stock may be purchased by a Participant, upon the exercise of an Award, shall be paid in full at the time of the exercise, in cash or by means of tendering Common Stock, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

9. Deferred Payment of Awards. The Committee may permit selected Participants to elect to defer payments under some, or all, types of Awards, in accordance with procedures established by the Committee, which deferrals are intended to permit such payments to comply with applicable requirements of the Code, including Section 409A of the Code. Dividends or dividend equivalent rights may be extended to, and made part of, any Award, subject to such terms, conditions and restrictions as shall comply with Section 409A of the Code, and as the Committee may establish. The Committee may also establish rules and procedures, in compliance with Section 409A of the Code, for the crediting of dividend equivalents for deferred payments of Awards.

10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of applicable taxes or to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Nonstatutory Stock Option or SAR is exercised or the Restricted Stock vests. In the case of Restricted Stock Units, such stock will be valued when the Restricted Stock Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding. Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.

11. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.

(a) Shareholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent the Board deems necessary or desirable or to comply with applicable laws or the rules of any exchange or other system on which the Common Stock is then listed or quoted. Notwithstanding the foregoing, the Board shall obtain shareholder approval to amend the Plan to (i) materially increase the maximum number of shares of Common Stock issuable under the Plan (except for permissible adjustments under Section 14 hereof); (ii) materially increase the benefits accruing to Participants; or (iii) materially modify the eligibility requirements for participation in the Plan.

(b) Effect of Amendment or Termination. No amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, except (i) to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code or (ii) for adjustments permitted under Section 14 hereof.

12. Termination of Employment or Service. If the employment or service of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and, during such 90-day period (or such other period, if provided in the Award Agreement), shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, (i) if a Participant’s employment or service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination, and (ii) a non-employee director’s Option shall terminate upon the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant’s service as a non-employee director. In all events, an Award will not be exercisable after the end of its term, as set forth in the Award Agreement.

(a) Retirement. When a Participant’s employment or service terminates as a result of Retirement, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, and the exercisability and vesting of any Award may be accelerated.

(b) Resignation in the Best Interests of the Company. When a Participant resigns from employment or service with the Company or any of its subsidiaries and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate, taking into account any regulatory, tax or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted to such Participant prior to such termination.

(c) Death or Disability of a Participant.

(i) In the event of a Participant’s death, and subject to the provisions of paragraph (c) (iii) below, the Participant’s estate or representatives or beneficiaries (as applicable) shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Awards held by the Participant, under such terms, and to the extent, specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution, in the following order: (a) to beneficiaries so designated by the Participant or Participant’s estate; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.

(ii) In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition (or definitional reference) therein, the Company’s long-term disability plan, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement; provided that, if the Award Agreement does not contain a definition of “disability”, or if the Company does not then maintain a long-term disability plan, “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company. Awards and rights to any such Awards may be paid to, or exercised by, the Participant, if legally competent, or a legally designated guardian or representative, if the Participant is legally incompetent by virtue of such disability.

(iii) After the death or disability of a Participant, the Committee may, in its sole discretion, at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

(iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee’s determinations shall be binding and conclusive on all interested parties.

(d) “Specified Employee” Delay. Notwithstanding anything in the Plan to the contrary, if, at the time of Participant’s termination of employment, Participant is a “specified employee”, as defined in Section 409A of the Code, and the Committee determines that the deferral of the commencement of any of the payments or benefits otherwise payable to Participant under an Award, as a result of such termination of employment, is necessary to prevent any accelerated or additional tax under Section 409A of the Code, then the Committee shall defer the commencement of the payment of any such payments or benefits (without any reduction in such payment or benefits), until the date that is six (6) months following the date of the Participant’s termination of employment (or, otherwise, the earliest date that is permitted under Section 409A of the Code).

(e) No Employment or Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment or service by the Company or any of its subsidiaries, or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment or service at any time.

13. Restrictions on Transferability. Except as provided in subsection (c) of Section 12 and in this Section 13, no Award or any other benefit under the Plan shall be assignable or transferable to, or payable to, or exercisable by, anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than Incentive Stock Options (which may be transferred or assigned only as permitted under the provisions of Section 422 of the Code), to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.

14. Adjustments. In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), (a) the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options, Restricted Stock, Restricted Stock Units and SARs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued Awards or an assumption of previously issued Awards. All adjustments under this Section 14 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code. Any adjustment, waiver, conversion, or other action, taken by the Committee under this Section 14 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.

15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company, in writing, and shall become effective when it is received by the office of either of them. Any notice to a Participant shall be addressed to the Participant at his last known address, as it appears on the Company’s records.

16. Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established on the books and records of the Company, with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee, be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock, or rights thereto, under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, nor the Board, nor the Committee, shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17. Governing Law. The terms of the Plan, and all determinations made and actions taken pursuant to the Plan, shall be governed by the laws of the State of Georgia, without giving effect to its conflicts of law provisions.

18. Compliance with Internal Revenue Code and Other Applicable Law and Regulations.

(a) The Plan, and all Awards granted hereunder, shall comply, at all times, with the applicable provisions of the Internal Revenue Code (including Section 409A of the Code), and with all other applicable laws and regulations. To the extent that an Award granted under the Plan is designated as an Incentive Stock Option, the provisions of the Award shall comply with Section 422 of the Code, and, further, all provisions of the Plan and of the Award Agreement for such Incentive Stock Option shall be construed in a manner that effectuates such compliance.

(b) The provisions of the Plan or of any Award Agreement notwithstanding, the Participant shall not be entitled to receive the payments or benefits under any Award, and the Company shall not be obligated to provide such payments or benefits, if such provision of payments or benefits by the Company, or the receipt of such payments or benefits by the Participant, would constitute a violation by the Company, or by the Participant, of any provision of such applicable law or regulation.

(c) Any reference in the Plan or in any Award Agreement to “compliance with the requirements of “Section 409A of the Code” (or words of similar import) shall be interpreted to mean, and to require, the application of the terms of the Plan and of any Award Agreement, for the administration of the Plan and any Award, as the case may be, in a manner that permits no additional income tax to be imposed on a Participant, pursuant to Section 409A of the Code; provided, however, that no provision of the Plan (including this Section 18(c)) shall be construed to limit the grant of Incentive Stock Options under the Plan, including any limitation otherwise resulting from the application of the $100,000.00 limit on Incentive Stock Options set forth in the Plan, or any recharacterization or reclassification of any Incentive Stock Options (i.e., to Nonstatutory Stock Options) resulting from any Award that would exceed the $100,000.00 limit, or otherwise.

(d) If additional guidance is issued under, or if modifications are made to, the applicable provisions of the Internal Revenue Code (including Sections 409A and 422 of the Code), or to any other applicable law or regulations affecting the Plan, or to the Awards issued under the Plan, the Committee shall take such actions, including amendments of the Plan or of any Award Agreement (without the necessity of obtaining any consent of the Participant, which, otherwise, would be required under the terms of the Plan), as the Committee shall deem necessary, in its sole discretion, to insure continued compliance with the applicable provisions of the Internal Revenue Code (including Sections 409A and 422 of the Code) and with other applicable laws and regulations.

(e) If a Participant’s termination of employment or service is used to determine the date of payments or benefits to be received by Participant under an Award Agreement, and if such provision of payments or benefits under the Award Agreement is subject to Section 409A of the Code, such Participant’s “termination of employment or service” shall have the same meaning as “separation from service”, as defined in Section 409A of the Code.

19. Effective Date; Termination. The terms of the Plan, shall become effective on May 22, 2007, but no Awards shall be granted unless, and until, the Plan has been approved by the shareholders of the Company, which approval shall be within twelve months before, or after, the date the Plan is adopted by the Board. The Plan shall terminate on May 22, 2017, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

20. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant, pursuant to an Award, shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.